Company Contact:
Gail A. Sloan
Vice President of Finance and Secretary
La Jolla Pharmaceutical Company
858-452-6600
gail.sloan@ljpc.com

LA JOLLA PHARMACEUTICAL COMPANY ANNOUNCES SIGNING

OF DEFINITIVE MERGER AGREEMENT WITH ADAMIS PHARMACEUTICALS

SAN DIEGO, DECEMBER 7, 2009 – La Jolla Pharmaceutical Company (NASDAQ: LJPC) (“La Jolla”) today announced that it entered into a definitive merger agreement with Adamis Pharmaceuticals Corporation (“Adamis”) (OTCBB: ADMP) on December 4, 2009. Upon closing, the combined company will focus on the development and commercialization of therapeutic products for a variety of viral diseases, including hepatitis and influenza. Adamis recently launched a pre-filled Epinephrine syringe and is seeking to generate near-term revenue that can be used to support development efforts for product candidates representing larger market opportunities. It is anticipated that the merged company will be named Adamis Pharmaceuticals Corporation and be headquartered in San Diego, California.

Under the terms of the merger agreement, which were unanimously approved by the boards of directors of both Adamis and La Jolla, Adamis will be merged with and into a wholly-owned subsidiary of La Jolla. Immediately prior to closing, La Jolla will implement a reverse stock split; the precise ratio of the reverse stock split will be determined in accordance with the terms of the merger agreement and is dependent upon La Jolla’s net cash at closing and Adamis’s stock price prior to closing, subject to a variable discount (which in no event will such discount yield a stock price that is less than $0.20 or greater than $1.50). After the reverse stock split is effected, La Jolla will issue, and Adamis stockholders will receive, one share of La Jolla common stock for each outstanding share of Adamis stock. Currently approximately 46 million shares of Adamis common stock are outstanding. La Jolla estimates that after the closing of the merger, La Jolla stockholders would hold approximately 5% — 30% of the outstanding shares of the combined company, depending on the actual net cash at closing, the Adamis stock price and the number of Adamis shares outstanding at closing; actual ownership percentages may be higher or lower than these estimates. As a result of the transaction, the Adamis stockholders prior to the transaction will acquire a controlling interest in La Jolla.

Following the closing of the merger, it is expected that the management team and board of directors of the combined company will be appointed by Adamis. Dennis Carlo, the Chief Executive Officer of Adamis, will serve as the Chief Executive Officer of the combined company after the merger. Dr. Carlo is a veteran of the pharmaceutical and biotechnology industry. He previously served as CEO of publicly-traded Immune Response Corporation, Vice President of Research and Development and Therapeutic manufacturing of Hybritech Inc. prior to its acquisition by Eli Lilly & Co., and Director of Bacterial Vaccines and Immunology at Merck & Company. Dr. Carlo stated, “This merger is a strategic move to raise additional capital to enable increased marketing and sales efforts in support of our prefilled epinephrine syringe product, which we recently launched.” Based on La Jolla’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, La Jolla had cash and cash equivalents of approximately $5.8 million and liabilities of approximately $1.0 million. La Jolla estimates that it will have between $2.5 million and $3.0 million of “net cash” at the closing of the transaction, after accounting for all liabilities and transaction-related expenses.

Dr. Deirdre Y. Gillespie, La Jolla’s CEO, stated, “The merger will create a new specialty pharmaceutical company focused on the development and commercialization of therapeutic products for a variety of viral diseases, including hepatitis and influenza. We found the Adamis opportunity compelling given that, in addition to the prefilled epinephrine syringe, Adamis has a pipeline including products for allergic rhinitis, asthma, and chronic obstructive pulmonary disease. We think Adamis is unique in that it already has a product on the market and is expected to be profitable in the near term.”

Investors and security holders of La Jolla are urged to read the joint proxy statement/prospectus to be included in a registration statement filed on Form S-4 (including any amendments or supplements thereto) regarding the merger when it becomes available because it will contain important information about Adamis and La Jolla. La Jolla’s stockholders will be able to obtain a copy of the joint proxy statement/prospectus, as well as other filings containing information about Adamis and La Jolla, without charge, at the Internet website of the Securities and Exchange Commission (the “SEC”) (www.sec.gov). Copies of the joint proxy statement/prospectus and Adamis’s and La Jolla’s filings with the SEC can also be obtained, without charge, by directing a request to Adamis Pharmaceuticals Corporation, 2658 Del Mar Heights Road, #555, Del Mar, California 92014, Attention: Dennis Carlo, CEO, with respect to Adamis, and by directing a request to La Jolla Pharmaceutical Company, 4365 Executive Drive, Suite 300, San Diego, California 92121, Attention: Deirdre Gillespie, CEO, with respect to La Jolla.

About the Merger

Completion of the transaction is subject to a number of customary closing conditions, as well as a minimum net cash requirement for La Jolla, and is contingent upon the approval by Adamis’s and La Jolla’s respective stockholders. It is expected that stockholder meetings of both Adamis and La Jolla will occur in the first calendar quarter of 2010.

The merger agreement contains customary non-solicitation provisions limiting La Jolla’s and Adamis’s ability to negotiate or enter into other acquisition or sale transactions before the closing of the merger, subject to limited exceptions. The merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended.

In connection with the merger described herein, La Jolla expects to file a registration statement on Form S-4, which shall include a joint proxy statement/prospectus, with the SEC and any other necessary regulatory filings. Depending on the review process of the regulatory agencies, the companies currently expect the merger to close in the first quarter of 2010.

In addition to the registration statement and related joint proxy statement/prospectus, each of Adamis and La Jolla file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Adamis and/or La Jolla at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Adamis’s and La Jolla’s filings, respectively, with the SEC are also available to the public from commercial document-retrieval services and at the SEC’s website (www.sec.gov), and from Adamis and La Jolla, respectively, at the addresses above.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

La Jolla and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of La Jolla in connection with the merger. Information regarding the special interests of these directors and executive officers in the merger will be included in the joint proxy statement/prospectus described above. Additional information regarding the directors and executive officers of La Jolla is also included in La Jolla’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2008 (filed with the SEC on March 31, 2009 and April 30, 2009).

About Adamis Pharmaceuticals Corporation

Adamis Pharmaceuticals Corporation conducts business through two wholly-owned subsidiaries, Adamis Laboratories and Adamis Viral Therapies. Adamis Labs expects to launch a series of niche prescription products in the allergy and respiratory therapeutic area, including the pre-filled epinephrine syringe product, which launched in July 2009. Adamis Viral Therapies is focused on the development of patented, proprietary vaccine technology that Adamis believes may have the capability of generating a broad-based immunity for both B Cells (antibody) and T cells (cell mediated immunity). If successful, Adamis’s technology could lead to the development of new vaccines against a multitude of viruses, including chronic hepatitis and all forms of influenza.

About La Jolla Pharmaceutical Company

La Jolla Pharmaceutical Company is a biopharmaceutical company. La Jolla had historically focused substantially all of its research, development and clinical efforts and financial resources toward the development of its Riquent® (abetimus sodium) product candidate, as a treatment for patients with lupus. In February 2009, La Jolla announced that an independent monitoring board for the Riquent® Phase 3 study had completed its review of the first interim efficacy analysis and determined that continuing the study was futile. La Jolla subsequently took steps to significantly reduce its operating costs and ceased all Riquent development, manufacturing and regulatory activities, and had commenced steps to wind down its operations before entering into the merger agreement.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to the following statements: that the merger will close in the first quarter of 2010, if at all; that stockholders of either La Jolla or Adamis will approve the transaction; that Adamis will successfully launch any product or succeed in its development efforts; that Adamis will operate profitability. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from these forward-looking statements. La Jolla cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in La Jolla’s filings from time to time with the SEC, which La Jolla strongly urges you to read and consider, all of which are available free of charge on the SEC’s web site at http://www.sec.gov. Subsequent written and oral forward-looking statements attributable to La Jolla or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in La Jolla’s reports filed with the SEC. La Jolla expressly disclaims any intent to update any forward-looking statements.